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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-88613 and 333-36440) of Viacom Inc. of our report dated April 24, 2002, relating to the financial statements of the Infinity Broadcasting Employees' 401(k) Plan, which appears in this Form 11-K.


 /s/ PricewaterhouseCoopers

New York, New York
April 30, 2002